UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2005
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code:   (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Acceleration of Unvested Out of the Money Options
On October 18, 2005, the Board of Directors of Advanced Energy Industries, Inc. (“the Company”) approved the acceleration of the vesting of certain stock options. Vesting was accelerated for those options outstanding as of October 18, 2005 that have exercise prices of $15.00 per share or higher. The closing price of the Company’s common stock on October 18, 2005 was $10.69 per share. As a result, options to purchase approximately 624,000 shares of common stock that would otherwise have vested over the next 30 months became fully vested. As of October 18, 2005, options to purchase 3.8 million shares of our common stock were outstanding. Unvested options totaling 852,000 that have an exercise price less than $15.00 per share that were outstanding as of October 18, 2005 will continue to vest on their normal schedule.
Vesting was accelerated for stock options held by directors and executive officers of the Company, as follows:

		Weighted Average
	Stock Options	Exercise Price
Douglas Schatz, Chairman of the Board of Directors	51,565	$21.35
Michael El-Hillow, Executive Vice President and Chief Financial Officer	49,534	$21.78
Charles S. Rhoades, Executive Vice President of Products and Operations	9,690	$21.21
James Guilmart, Senior Vice President of Sales	14,539	$22.62
The Board of Directors determined to accelerate the vesting of these options principally to reduce future compensation expense that would otherwise be required to be recorded in the statement of operations in periods following the Company’s adoption of Statement of Financial Accounting Standards No. 123, Share Based Payment (revised 2004) (“SFAS 123R”). The Company will be required to apply the expense recognition provisions of SFAS 123R beginning in the first quarter of 2006. As a result of the acceleration, before considering expected forfeitures, as required by SFAS 123R, the Company expects to eliminate a total of approximately $5 million to $6 million of compensation expense on a pre-tax basis over fiscal years 2006, 2007 and 2008. The vesting acceleration of these stock options is not expected to result in a charge to earnings based on accounting principles generally accepted in the United States.
Item 2.02 Results of Operations and Financial Condition.
On October 19, 2005, Advanced Energy Industries, Inc. announced via press release its financial results for its three- and nine-month periods ended September 30, 2005. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.
Item 7.01 Regulation FD Disclosure.
Reference is made to the press release of Advanced Energy Industries, Inc. issued on October 19, 2005, regarding earnings guidance, which is incorporated herein by reference. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(c)	The following exhibit is furnished pursuant to Items 2.02 and 7.01:
99.1	Press release dated October 19, 2005 by Advanced Energy Industries, Inc., reporting its financial results for its three- and nine-month periods ended September 30, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

/s/ Michael El-Hillow
Date: October 19, 2005

Michael El-Hillow, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 19, 2005 by Advanced Energy Industries, Inc., reporting its financial results for its three- and nine-month periods ended September 30, 2005.